                                                                    EXHIBIT 10.5

                REORGANIZATION PLAN, LOCK-UP AND VOTING AGREEMENT
                -------------------------------------------------

         This REORGANIZATION PLAN, LOCK-UP AND VOTING AGREEMENT (as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof, this "Agreement") is made and entered into as of October __, 2003 by and among Advanced Lighting Technologies, Inc., an Ohio corporation ("ADLT"), Venture Lighting International, Inc., an Ohio corporation ("VLI"), APL Engineered Materials, Inc., an Illinois corporation ("APL"), Ballastronix (Delaware), Inc., a Delaware corporation ("Ballastronix"), Microsun Technologies, Inc., an Ohio corporation ("Microsun"), Lighting Resources International, Inc., an Ohio corporation ("LRI") and ADLT Services, Inc., an Ohio corporation ("ADLT Services", and together with ADLT, VLI, APL, Ballastronix, Microsun and LRI, being collectively, the "Debtors"), Saratoga Lighting Holdings LLC ("Saratoga"), GSC Recovery II, L.P., GSC Recovery IIA, L.P., GSC Partners CDO Fund, Limited, GSC Partners CDO Fund II, Limited and GSC Partners CDO Fund III, Limited (collectively, "GSC"), Penn Capital Management Company, Inc. ("Penn"), and any other party holding Old Note Claims who is a signatory hereto (each such party together with GSC and Penn being the "Bondholders") and the Official Committee of Unsecured Creditors appointed in the Debtors' Chapter 11 Cases (as defined below) by the United States Trustee on February 13, 2003 (the "Creditors Committee"). The Debtors, Saratoga, the Bondholders and the Creditors Committee are collectively referred to herein as the "Parties" and individually as a "Party."

                                    RECITALS

         WHEREAS, on February 5, 2003 (the "Petition Date"), each of the Debtors filed a voluntary petition for relief under chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") (collectively, the "Chapter 11 Cases") in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court");

         WHEREAS, the Debtors and Saratoga are co-plan proponents of that certain Third Amended Chapter 11 Plan of Reorganization, dated October 3, 2003 (as modified pursuant to the terms herein, the "Plan"), filed with the Bankruptcy Court on October 3, 2003;

         WHEREAS, the Debtors and Saratoga filed a Disclosure Statement with Respect to the Third Amended Chapter 11 Plan of Reorganization dated October 3, 2003 (the "Disclosure Statement") with the Bankruptcy Court on October 3, 2003;

         WHEREAS, the Bankruptcy Court entered an order approving the Disclosure Statement on October 3, 2003;

         WHEREAS, the Creditors Committee filed a Motion, dated August 29, 2003, seeking the appointment of a trustee in the Chapter 11 Cases pursuant to section 1104(a) of the Bankruptcy Code (the "Trustee Motion");

         WHEREAS, the Debtors, the Committee and Saratoga have sought discovery relating to the Confirmation Hearing scheduled to commence on December 8, 2003 and the Trustee Motion, including but not limited to Motions by the Committee for Rule 2004 Examinations, requests for production of documents, answers to interrogatories, requests for admission, depositions of fact and expert witnesses and exchange of expert reports (collectively, the "Discovery"); and

         WHEREAS, in order to effectuate and facilitate the confirmation, consummation and effectiveness of the Plan, the Debtors, Saratoga, the Bondholders and the Creditors Committee, are prepared to commit to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

         1. Capitalized Terms. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings given to them in the Plan.

         2. Recitals. The Recitals set forth above are hereby incorporated as though fully set forth herein.

         3. Amendments. (a) The New Indenture shall be amended in the form attached hereto as Exhibit 1, the only changes from the form thereof presently on file with the Bankruptcy Court being:

                  (i) the maturity of the New Notes shall be March 31, 2009, and the New Notes shall be redeemable at any time at the option of the issuer, without premium, at a redemption price equal to their principal amount plus accrued but unpaid interest;

                  (ii) the interest rate on the New Notes shall be 11% per annum, and the principal amount of the New Notes shall be, in the aggregate, $114.4 million plus $22,222 for each day, if any, after January 1, 2004, until the Effective Date, and the New Notes shall be issuable in denominations of $1,000 and any integral multiple of $1,000;

                  (iii) in the definition of "Change of Control" in the New Indenture, the proviso excluding the "Executive Managers" from the test to determine whether a "Change of Control" has occurred shall be deleted;

                  (iv) in the covenant restricting asset sales (Section 4.11 of the New Indenture), the period for application or investment of excess "Net Cash Proceeds" shall be reduced to 180 days from twelve months;

                  (v) from and after the occurrence of an Event of Default (which has not been cured or waived) no payments to Saratoga (including any affiliate of Saratoga) shall be made under the Saratoga Management Services Agreement, or any other agreement for services of the nature contemplated by the Saratoga Management Services Agreement, and Saratoga will add to the Saratoga Management Services Agreement commercially reasonable, standard subordination provisions as provided in Section 3(b) hereof; and

                  (vi) the following covenant shall be added to Article IV of the New Indenture:

"SECTION 4.20. Limitation on Transactions with Hellman Persons. In addition to the restrictions set forth in Section 4.08, the Company will not, and will not permit any Restricted

Subsidiary to, directly or indirectly, employ any Hellman Person or enter into, renew, extend or suffer to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with or by any Hellman Person.

         The foregoing limitation does not limit and shall not apply to (i) the employment and the payment to Hellman of salary, bonuses and other benefits in accordance with an employment agreement between the Company and Hellman that has been unanimously approved by members of the Board of Directors who are not Executive Managers, (ii) the employment of any Hellman Person currently employed by the Company or any Restricted Subsidiary, (iii) transactions with Aldrich-APL LLC, (iv) transactions to acquire any interest in Aldrich-APL LLC which have been unanimously approved by members of the Board of Directors who are not Executive Managers, or (v) any transaction involving a Hellman Person which has been unanimously approved by members of the Board of Directors who are not Executive Managers.

                  "Hellman Persons" shall mean (i) Hellman, his Affiliates, his spouse and any former spouses, his parents, his siblings, his children and in-laws, (ii) any trust established for the benefit of any of the foregoing,
(iii) any Person in which, to the knowledge of the Company or any of its Restricted Subsidiaries, any of the foregoing beneficially owns more than a 1% equity interest, and (iv) any individual whom is known by the Company or any of its Restricted Subsidiaries to have a personal relationship with Hellman and all Affiliates of such an individual that are known by the Company and its Restricted Subsidiaries."

         (b) The Saratoga Management Services Agreement shall be amended to contain commercially reasonable, standard subordination provisions which shall provide, among other things, that Saratoga shall not be entitled to receive any payments under the Saratoga Management Services Agreement from and during the continuance of any Event of Default under the New Indenture and that the New Notes shall be designated as the only "Senior Debt" under such subordination provisions.

         (c) Section 9.02(b) of the Plan shall be amended to provide that all of the Plan Documents (including, without limitation, the Confirmation Order) required to be executed or delivered under the Plan on or prior to the Effective Date shall be in a form that is reasonably acceptable to the Debtors, Saratoga and the Creditors Committee. Based upon its review to date but subject to its final approval (which approval shall not be unreasonably withheld), the Creditors Committee agrees that (i) an exit financing facility consistent with
(x) the DIP Facility; or (y) existing drafts of term sheets from other potential providers of the New Credit Facility (which term sheets have been provided to counsel to the Creditors Committee); (ii) the New Indenture, (iii) the Senior Management Contracts, (iv) the Management Incentive Plan, and (v) the Saratoga Management Services Agreement, are acceptable.

         (d) Section 6(a) of the Hellman Senior Management Contract will be amended to include the following:

                  "(vii)   ADLT shall enter into a transaction (including,
without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Hellman Person (as defined the Indenture relating to ADLT's 11% Senior Notes due 2009) if such transaction is proposed by Employee [Hellman], unless such transaction has been unanimously approved by members of the Board of Directors who are not Executive Managers (as defined in the Indenture)."

         4. Saratoga Agreement. Saratoga hereby agrees to (a) honor the Non-Solicitation Provision attached hereto as Exhibit 2 (the "Non-Solicitation Provision"); (b) as of the date of this Agreement, immediately discontinue any ongoing discussions or negotiations (other than any ongoing discussions with the Parties hereto) relating to the Plan; (c) vote irrevocably to "Accept" the Plan and "Consent" to the third party releases set forth in Section 11.04(b) of the Plan in accordance with the voting procedures set forth in the Disclosure Statement and the Order, dated October 2, 2003, approving, among other things, the voting procedures for the Plan (the "Voting Procedures Order"), as expeditiously as possible within the voting deadline set forth in the Disclosure Statement and the Voting Procedures Order following the Bankruptcy Court's approval of this Agreement, to accept the treatment for Classes 6 and 7 under the Plan (which votes cannot be changed or withdrawn); (d) in good faith take all necessary steps to support the confirmation, consummation and effectiveness of the Plan; (e) not object to the Plan; and (f) not make any material amendments to the Plan or the Plan Documents (including, without limitation, amending Section 7.16 of the Plan or the Plan Documents to make the repayment of the Hellman Loan more favorable to Hellman than the terms currently provided for in Section 7.16 of the Plan), without the consent of the Creditors Committee (which consent shall not be unreasonably withheld).

         5. Debtors' Agreement. Each Debtor hereby agrees to (a) honor the Non-Solicitation Provision; (b) seek from the Bankruptcy Court presiding over the Chapter 11 Cases on or before October 30, 2003, approval of this Agreement and the supplement to the Disclosure Statement, attaching the letter to be issued by the Creditors Committee set forth in Section 7 hereof, and addressing procedural and related matters in connection with the Plan, which will be sent to all parties in interest; (c) modify the Plan in accordance with the terms herein; (d) adjourn and suspend all Discovery; (e) not file or propose a different plan or reorganization or liquidation other than the Plan, subject to Non-Solicitation Provision; (f) in good faith take all necessary steps to support the confirmation, consummation and effectiveness of the Plan; and (g) not make any material amendments to the Plan or the Plan Documents (including, without limitation, amending Section 7.16 of the Plan or the Plan Documents to make the repayment of the Hellman Loan more favorable to Hellman than the terms currently provided for in Section 7.16 of the Plan), without the consent of the Creditors Committee (which consent shall not be unreasonably withheld).

         6. Bondholders' Agreement. Each of the Bondholders agrees to (a) accept the treatment for its respective Class 3 Old Note Claims contained in
Section 3.08 of the Plan (and no other or competing plan), as modified pursuant to the terms herein, and irrevocably vote to "Accept" the Plan and "Consent" to the third party releases set forth in Section 11.04(b) of the Plan in accordance with the voting procedures set forth in the Disclosure Statement and the Voting Procedures Order as expeditiously as possible within the voting deadline set forth in the Disclosure Statement and the Voting Procedures Order following the Bankruptcy Court's approval of this Agreement, to accept the treatment for Class 3 under the Plan (which vote shall not be changed or withdrawn); (b) in good faith take all necessary steps to support the confirmation, consummation and effectiveness of the Plan; (c) not object to the Plan; (d) adjourn and suspend all Discovery; (e) not object to the terms of any agreement between Saratoga and

Hellman with respect to the Hellman Loan, as more fully discussed in Section
7.16 of the Plan; (f) honor the Non-Solicitation Provision; and (g) notwithstanding anything contained herein or in the Non-Solicitation Provision to the contrary, not, directly or indirectly, sell, transfer, assign or otherwise dispose of any Old Notes beneficially owned by it or as to which it has investment authority until the earlier of (i) the Effective Date or (ii) December 31, 2003 unless the transferee thereof agrees in writing to be bound by all the terms of this Agreement by executing a counterpart signature page of this Agreement.

         7. Creditors Committee Agreement. The Creditors Committee agrees to (a) withdraw its letter objecting to the Plan (attached as Annex D-3 to the Disclosure Statement) and to issue a new letter attached hereto as Exhibit 3 recommending that all holders of Unsecured Claims (Classes 3-5), including Old Note Claims (Class 3) vote to "Accept" the Plan and "Consent" to the third party releases set forth in Section 11.04(b) of the Plan; (b) in good faith take all necessary steps to support the confirmation, consummation and effectiveness of the Plan; (c) not object to the Plan (d) adjourn and suspend all Discovery; (e) not object to the terms of any agreement between Saratoga and Hellman with respect to the Hellman Loan, as more fully discussed in Section 7.16 of the Plan; (f) honor the Non-Solicitation Provision; (g) withdraw the Trustee Motion; and (h) not file any Motions seeking to modify or terminate the Debtors' exclusive right to file a Plan or seek acceptances thereto, in accordance with section 1121 of the Bankruptcy Code.

         8. Termination. (a) This Agreement shall automatically terminate upon the occurrence of any Termination Event (as defined below), unless the occurrence of such Termination Event is waived in writing in accordance with
Section 11 hereof. Upon the occurrence of a Termination Event that is not waived in writing in accordance with Section 11, each Party shall have all rights and remedies available to it under applicable law and under this Agreement, including the right to change or withdraw its vote on the Plan. If any Termination Event occurs (and has not been waived in writing in accordance with Section 11 hereof) at the time when permission of the Bankruptcy Court shall be required for a Party to change or withdraw (or cause to change or withdraw) its votes to accept the Plan, no Party shall oppose any attempt by any other Party to change or withdraw (or cause to change to withdraw) such votes at such time.

         (b)      A "Termination Event" shall mean any of the following:

                           (i) the Plan is not confirmed in accordance with its terms by the Bankruptcy Court on or before December 31, 2003, or such later date as the Parties shall agree to in writing in accordance with Section 11 hereof.

                           (ii) the Bankruptcy Court shall enter an order denying confirmation of the Plan;

                           (iii) Saratoga shall withdraw or revoke its support for the Plan;

                           (iv) any Bondholder shall withdraw or revoke their support for the Plan (provided, however, that such withdrawal or revocation shall not act as a Termination Event for any other Bondholder);

                           (v) the Debtors shall withdraw or revoke the Plan;

                           (vi) the Debtors shall file with the Bankruptcy Court any plan of reorganization or liquidation other than the Plan or shall modify or amend the Plan in any material respect;

                           (vii) the Plan is not substantially consummated in accordance with its terms by February 1, 2004, or such later date as the Parties shall agree to in writing in accordance with Section 11 hereof;

                           (viii) an examiner with expanded powers or a trustee shall have been appointed in one or more of the Chapter 11 Cases, one or more of the Chapter 11 Cases shall have been converted to a case under chapter 7 of the Bankruptcy Code, or one or more of the Chapter 11 Cases shall have been dismissed by order of the Bankruptcy Court; and

                           (ix) any Party shall, whether by act or omission to act, commit a material breach of any one or more of the obligations hereunder, written notice of such material breach shall have been transmitted by any Party to all other Parties and such breach shall have continued for a period of five calendar days after such notice shall have been so transmitted without such material breach having been cured or waived.

         9. Effects of Termination. Upon the occurrence of a Termination Event, unless such Termination Event has been waived in accordance with the terms hereof, this Agreement shall terminate and no Party hereto shall have any continuing liability or obligation to any other Party hereunder and each Party shall have all of the rights and remedies available to it under applicable law, and this Agreement; provided, however, that no such termination shall relieve any Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

         10. Representations and Warranties. Each of the Parties represents and warrants to all of the other Parties that the following statements are true, correct and complete in all material respects as of the date hereof:

                  (a) Power and Authority. It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under this Agreement, subject to Bankruptcy Court approval.

                  (b) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, trust, partnership or LLC action, as the case may be, on its part.

                  (c) No Conflicts. The execution, delivery and performance by it of this Agreement do not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries, if any, or its Articles of Incorporation or bylaws or other organizational documents or those of any of its subsidiaries, if any, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries, if any, is a party.

                  (d) Governmental Consents. The execution, delivery and performance by it of this Agreement do not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except such filings as may be necessary and/or required in connection with confirmation of the Plan, subject to Bankruptcy Court approval.

                  (e) Binding Obligation. This Agreement is the legally valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to Bankruptcy Court approval.

         11. Amendments. This Agreement may not be modified, amended or supplemented except in writing signed by all of the Parties.

         12. Further Acquisitions and Sales Of Claims. Notwithstanding anything contained herein or in the Non-Solicitation Provision to the contrary, this Agreement shall in no way be construed to preclude any of the Bondholders from acquiring or selling additional Old Notes or any other claims against any of the Debtors to the extent permitted by applicable law; provided, however, that, to the extent so acquired, each person acquiring Old Notes or claims shall be bound by the terms hereof in accordance with the provisions of Section 6 hereof.

         13. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing (including by facsimile with written confirmation thereof) and unless otherwise expressly provided herein, shall be delivered during normal business hours by hand, by Federal Express, United Parcel Service or other nationally recognized overnight commercial delivery service, or by facsimile notice, confirmation of receipt received, addressed as follows, or to such other address as may be hereafter notified by the respective Parties hereto:

                  (a)      If to the Debtors:

                           Advanced Lighting Technologies, Inc.
                           32000 Aurora Road
                           Solon, Ohio 44139
                           Attn: Wayne R. Hellman, Chief Executive Officer Facsimile Number: (440) 519-0484

         With a copy to:

                           Jenner & Block LLC
                           One IBM Plaza
                           Chicago, IL 60611
                           Attention: Jeff J. Marwil
                           Jerry L. Switzer, Jr.
                           Peter J. Young
                           Facsimile Number: (312) 527-0484

                  (b)      If to Saratoga:

                           Saratoga Lighting Holdings LLC
                           535 Lexington Avenue, 4th Floor
                           New York, NY 10022
                           Attention: Christian Oberbeck
                           Facsimile Number: (212) 906-7800

         With a copy to:

                           Davis, Polk & Wardwell
                           450 Lexington Avenue
                           New York, NY 10017
                           Attn: Stephen H. Case
                           Facsimile Number: (212) 450-4800

                                    and

                           Vedder, Price, Kaufman & Kammholz, P.C.
                           222 North LaSalle Street
                           Suite 2600
                           Chicago, IL 60601
                           Attn:  Michael M. Eidelman
                           Facsimile Number:  (312) 609-5005

                  (c)      If to the Bondholders:

                           GSC Partners
                           500 Campus Drive, #220
                           Florham Park, NJ 07932
                           Attn:  Thomas Libassi
                           Facsimile Number:  (973) 437-1037

                                    and

                           Penn Capital Management
                           457 Haddonfield Road, #210
                           Cherry Hill, NJ 08002
                           Attn:  Paulo Silva
                           Facsimile Number:  (856) 910-7554

                  (d)      If to the Creditors Committee:

                           GSC Partners
                           500 Campus Drive, #220
                           Florham Park, New Jersey 07932
                           Attn:  Thomas Libassi
                           Facsimile Number:  (973) 437-1037

         With a copy to:

                           Stroock & Stroock & Lavan LLP
                           180 Maiden Lane
                           New York, NY 10038
                           Attn:  Michael J. Sage
                           Kristopher M. Hansen
                           A. Victor Glaser
                           Facsimile Number:  (212) 806-6006

                                    and

                           Kaye Scholer LLC
                           Three First National Plaza
                           70 West Madison Street
                           Suite 4100
                           Chicago, IL 60602
                           Attn:  Michael B. Solow
                           Joel L. Miller
                           Facsimile Number:  (312) 583-2360

         14. Press Releases. The Debtors are authorized to issue the press release attached hereto as Exhibit 4. As to other inquiries from, and communications initiated to, the media, it is the intent of the Parties to bring to an end reports in the media, resulting from statements by any one Party which, whether or not so intended, result in media reports which reflect unfavorably on any Party or which might have the effect of detracting from a constructive working relationship among all the Parties. Accordingly each party agrees to use reasonable commercial efforts to refrain from providing information to, or making statements to, or offering opinions to, the media which should reasonably be expected, by the person conducting the communication, to have any one or more effects contrary to the foregoing intent.

         15. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the Bankruptcy Court. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding.

         16. Specific Performance. It is understood and agreed by each of the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

         17. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

         18. Successors and Assigns. This Agreement is intended to and shall bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives.

         19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Any such counterpart which may be delivered by facsimile transmission shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this Agreement.

         20. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties hereto and no other person or entity shall be a third-party beneficiary hereof.

         21. Prevailing Party. If any Party brings an action against any other Party based upon a breach by such other Party of its obligations hereunder, the prevailing Party shall be entitled to all reasonable expenses incurred, including reasonable attorneys' and other out-of-pocket fees and expenses in connection with such action.

         22. Bankruptcy Court Approval. The Parties expressly acknowledge that this Agreement shall be binding on all Parties only upon Bankruptcy Court approval of this Agreement in its entirety by no later than October 30, 2003, or such later date as the Parties shall agree to in writing in accordance with
Section 11 hereof.

                            [Signature pages follow.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer or representatives as of the date first above written.

                                  SARATOGA LIGHTING HOLDINGS LLC
                                  BY: Saratoga Management Company LLC, as
                                       Managing Member


                                  /s/ Christian Oberbeck
                                  -----------------------------------------
                                  Name:    Christian Oberbeck
                                  Title:   Executive Committee Member

                                  BONDHOLDERS:
                                  ------------

                                  GSC RECOVERY II, L.P.

                                  By:  GSC RECOVERY II GP, L.P.,
                                           Its General Partner

                                  By:  GSC RII, LLC,
                                           Its General Partner

                                  By:  GSC (NJ) Holdings, L.P.,
                                           Its Member

                                  By:  GSC (NJ), Inc.,
                                           Its General Partner

                                  By: /s/ Robert Hamwee
                                     --------------------------------------
                                     Name:
                                          ---------------------------------
                                     Title:
                                           --------------------------------

                                  GSC RECOVERY IIA, L.P.

                                  By:  GSC RECOVERY IIA GP, L.P.,
                                           Its General Partner

                                  By:  GSC RIIA, LLC,
                                           Its General Partner

                                  By:  GSC (NJ) Holdings, L.P.,
                                           Its Member

                                  By:  GSC (NJ), Inc.,
                                           Its General Partner

                                  By: /s/ Robert Hamwee
                                     --------------------------------------
                                     Name:
                                          ---------------------------------
                                     Title:
                                           --------------------------------

                                  GSC PARTNERS CDO FUND, LIMITED

                                  BY: /s/ Seth Katzenstein
                                      -------------------------------------
                                  ITS: Seth Katzenstein
                                      -------------------------------------
                                  GSC PARTNERS CDO FUND II, LIMITED

                                  BY: /s/ Seth Katzenstein
                                      -------------------------------------
                                  ITS: Seth Katzenstein
                                      -------------------------------------

                                  GSC PARTNERS CDO FUND III, LIMITED

                                  BY: /s/ Seth Katzenstein
                                      -------------------------------------
                                  ITS: Seth Katzenstein
                                      -------------------------------------

                                  PENN CAPITAL MANAGEMENT COMPANY, INC.

                                  BY: /s/ Kevin C. Roche
                                      -------------------------------------
                                  ITS: Kevin C. Roche
                                      -------------------------------------

                                  DEBTORS:
                                  --------

                                  ADVANCED LIGHTING TECHNOLOGIES, INC.

                                  BY: /s/ Steven C. Potts
                                      -------------------------------------
                                  ITS: CFO, Secretary & Treasurer
                                      -------------------------------------

                                  ADLT SERVICES, INC.

                                  BY: /s/  Steven C. Potts
                                      -------------------------------------
                                  ITS: CFO, Secretary & Treasurer
                                      -------------------------------------

                                  BALLASTRONIX (DELAWARE), INC.

                                  BY: /s/ Steven C. Potts
                                      -------------------------------------
                                  ITS: CFO, Secretary & Treasurer
                                      -------------------------------------

                                  LIGHTING RESOURCES INTERNATIONAL, INC.,

                                  BY: /s/ Steven C. Potts
                                      -------------------------------------
                                  ITS: CFO, Secretary & Treasurer
                                      -------------------------------------

                                  MICROSUN TECHNOLOGIES, INC.

                                  BY: /s/ Steven C. Potts
                                      -------------------------------------
                                  ITS: CFO, Secretary & Treasurer
                                      -------------------------------------

                                  APL ENGINEERED MATERIALS, INC.

                                  BY: /s/ Steven C. Potts
                                      -------------------------------------
                                  ITS: CFO & Vice President
                                      -------------------------------------

                                  VENTURE LIGHTING INTERNATIONAL, INC.

                                  BY: /s/ Steven C. Potts
                                      -------------------------------------
                                  ITS: CFO, Secretary & Treasurer
                                      -------------------------------------

                                  CREDITORS COMMITTEE:
                                  --------------------

                                  OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                                  BY: /s/ Thomas Libassi
                                      -------------------------------------
                                  ITS:
                                      -------------------------------------

                                   EXHIBIT 1
                           NON-SOLICITATION PROVISION

     (a) Saratoga agrees and each Bondholder agrees that it will not (a) solicit, encourage or discuss the initiation, continuation or submission of any expression of interest, inquiry, proposal or offer from any person or entity concerning (i) the sale of its respective interests in or claims against the Debtors (a "Sale"), or (ii) the sale, reorganization or restructuring of the Debtors, their businesses, assets or capital structure (a "Competing Proposal") other than the Plan; (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any person or entity in connection with any Sale or Competing Proposal or (c) entertain, consider or accept any Sale or Competing Proposal.

     (b) The Debtors and the Creditors Committee, and each of their respective directors, officers, employees, members, agents, advisors and attorneys and representatives (collectively, the "Representatives"), will immediately cease any discussions or negotiations presently being conducted with respect to any Sale or Competing Proposal, and will not (i) initiate, encourage, induce, facilitate or solicit, directly or indirectly, any inquiries with respect to any Sale or Competing Proposal, or (ii) engage in or continue any negotiations or discussions with, furnish any information or data to, or enter into any letter of intent, agreement in principle, arrangement or understanding with any party relating to any Sale or Competing Proposal; provided, however, the Debtors or the Creditors Committee may, in response to a bona fide, unsolicited Competing Proposal that it determines in good faith (after consulting with an independent financial advisor) is reasonably likely to result in or lead to a Superior Plan Proposal (as defined in (c) below), (A) furnish information to the person making such Superior Plan Proposal pursuant to a written confidentiality agreement, and
(B) participate in discussions or negotiations with the person making such Superior Plan Proposal, if and only to the extent that, in each case referred to in (A) and (B), the Debtors or the Creditors Committee, as applicable, determines in good faith (after consultation with outside legal counsel) that such action would be required in order to comply with its fiduciary duties under applicable laws.

     (c) Within 48 hours after its receipt of any Competing Proposal, the Debtors or the Creditors Committee, as applicable, will provide the other Parties to the Agreement with a copy of such Competing Proposal or, in connection with any non-written Competing Proposal, a written statement setting forth in reasonable detail the terms and conditions of such Competing Proposal, including the identity of other parties to the agreement. The Debtors or the Creditors Committee, as applicable, will promptly inform the other Parties to the Agreement of the status and content of any discussions or negotiations involving any Competing Proposal and will promptly furnish to the other Parties to the Agreement any non-public information furnished in connection therewith. Within 48 hours after any determination by the Debtors or the Creditors Committee, as applicable, that a Competing Proposal may be a Superior Plan Proposal, the Debtors or the Creditors Committee, as applicable, will notify the other Parties to the Agreement of such determination and provide such other Parties with a reasonable opportunity to persuade the notifying Party that such allegedly Superior Plan Proposal is not superior or, if that fails, to match or better the allegedly Superior Plan Proposal, it being understood that, in case of a matching proposal by such other Parties, such matching proposal shall prevail and the allegedly Superior Plan Proposal shall not be accepted or pursued further. In the event of the acceptance by the Debtors and the Creditors Committee of such Superior Plan Proposal, all Parties shall join in and support Saratoga's application to the Bankruptcy Court for reimbursement from the Debtors' estates of its reasonable expenses incurred in its efforts (a) to consummate the Plan, including, without limitation, all identifiable "in-house" and out-of-pocket legal, accounting and due diligence costs and expenses which have been or will be incurred by Saratoga relating (directly or indirectly) to these Chapter 11 Cases incurred from the inception of the transaction through the acceptance of the Superior Plan Proposal; and (b) in connection with the preparation and prosecution of such application.

     (d) Except as expressly permitted by this section, neither the Debtors nor the Creditors Committee will (i) approve or recommend, or propose publicly to approve or recommend, any Competing Proposal or (ii) enter into any agreement with respect to any Competing Proposal, unless prior to the execution and delivery of such agreement, the Debtors or the Creditors Committee, as applicable, (x) receives a Superior Plan Proposal, and (y) determines in good faith (after consultation with outside legal counsel) that such action would be required in order for it to comply with its fiduciary duties under applicable laws; provided that the Debtors or the Creditors Committee, as applicable, shall immediately inform the other parties to this Agreement orally and in writing of the material terms and conditions of such Superior Plan Proposal and the identity of the person making it, or such other circumstances, and if any Superior Plan Proposal is in writing, shall immediately deliver a copy thereof to the other Parties to the Agreement.

     (e) The term "Superior Plan Proposal" means any Competing Proposal not solicited in violation of the Agreement that is on terms that the Debtors or the Creditors Committee, as applicable, determines in good faith (after consulting with outside legal counsel and an independent financial advisor) that (i) results in a transaction that is materially and substantially more favorable from a financial point of view to the Debtors' estates than the Plan if such Competing Proposal were to be consummated and (ii) has a reasonable likelihood of being consummated, on a fully consensual basis and without delays, resulting in recoveries by creditors and interest holders to be materially greater on a fairly computed present-value basis than the Plan.

                                   EXHIBIT 2
                             REVISED NEW INDENTURE

================================================================================








                      ADVANCED LIGHTING TECHNOLOGIES, INC.,
                                     Issuer

                                       and

                             [____________________],
                                     Trustee


                              _____________________


                                    Indenture

                          Dated as of _________________


                              _____________________



                           11 % Senior Notes due 2009










================================================================================
                                                                      Exhibit 2

                              CROSS-REFERENCE TABLE
                              ---------------------

TIA Sections                                                 Indenture Sections
------------                                                 ------------------

Section 310(a)(1)..........................................................7.10
           (a)(2)..........................................................7.10
           (b).......................................................7.03; 7.08
Section 311(a).............................................................7.03
           (b).............................................................7.03
Section 312(a).............................................................2.03
           (b)............................................................10.02
           (c)............................................................10.02
Section 313(a).............................................................7.06
           (b)(2)..........................................................7.07
           (c)................................................7.05; 7.06; 10.02
           (d).............................................................7.06
Section 314(a)......................................................7.05; 10.02
           (a)(4)...................................................4.17; 10.02
           (c)(1).........................................................10.03
           (c)(2).........................................................10.03
           (e)......................................................4.16; 10.04
Section 315(a).............................................................7.02
           (b)......................................................7.05; 10.02
           (c).............................................................7.02
           (d).............................................................7.02
           (e).............................................................6.11
Section 316(a)(1)(A).......................................................6.05
           (a)(1)(B).......................................................6.04
           (b).............................................................6.07
           (c).............................................................9.03
Section 317(a)(1) .........................................................6.08
           (a)(2)..........................................................6.09
           (b).............................................................2.04
Section 318(a) ...........................................................10.01
           (c)............................................................10.01

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS
                               -----------------

                                                                                 Page

ARTICLE ONE  DEFINITIONS AND INCORPORATION BY REFERENCE                            1

         SECTION 1.01.  DEFINITIONS................................................1

         SECTION 1.02.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.........19

         SECTION 1.03.  RULES OF CONSTRUCTION.....................................19

ARTICLE TWO THE NOTES                                                             20

         SECTION 2.01.  FORM AND DATING...........................................20

         SECTION 2.03.  EXECUTION, AUTHENTICATION AND DENOMINATIONS...............20

         SECTION 2.04.  REGISTRAR AND PAYING AGENT................................21

         SECTION 2.05.  PAYING AGENT TO HOLD MONEY IN TRUST.......................21

         SECTION 2.06.  TRANSFER AND EXCHANGE.....................................22

         SECTION 2.09.  REPLACEMENT NOTES.........................................23

         SECTION 2.10.  OUTSTANDING NOTES.........................................23

         SECTION 2.11.  TEMPORARY NOTES...........................................23

         SECTION 2.12.  CANCELLATION..............................................23

         SECTION 2.13.  CUSIP NUMBERS.............................................24

         SECTION 2.14.  DEFAULTED INTEREST........................................24

ARTICLE THREE  REDEMPTION                                                         24

         SECTION 3.01.  RIGHT OF REDEMPTION.......................................24

         SECTION 3.02.  NOTICES TO TRUSTEE........................................24

         SECTION 3.03.  SELECTION OF NOTES TO BE REDEEMED.........................24

         SECTION 3.04.  NOTICE OF REDEMPTION......................................25

----------

Note: The Table of Contents shall not for any purposes be deemed to be a part of this Indenture.


         SECTION 3.05.  EFFECT OF NOTICE OF REDEMPTION............................26

         SECTION 3.06.  DEPOSIT OF REDEMPTION PRICE...............................26

         SECTION 3.07.  PAYMENT OF NOTES CALLED FOR REDEMPTION....................26

         SECTION 3.08.  NOTES REDEEMED IN PART....................................26

ARTICLE FOUR  COVENANTS                                                           27

         SECTION 4.01.  PAYMENT OF NOTES..........................................27

         SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY...........................27

         SECTION 4.03.  LIMITATION ON INDEBTEDNESS................................27

         SECTION 4.04.  LIMITATION ON RESTRICTED PAYMENTS.........................30

         SECTION 4.05.  LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS
            AFFECTING RESTRICTED SUBSIDIARIES.....................................32

         SECTION 4.06.  LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF
            RESTRICTED............................................................33

         SECTION 4.07.  LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED
            SUBSIDIARIES..........................................................33

         SECTION 4.08.  LIMITATION ON TRANSACTIONS WITH SHAREHOLDERS AND
            AFFILIATES............................................................34

         SECTION 4.09.  LIMITATION ON LIENS.......................................34

         SECTION 4.10.  LIMITATION ON SALE-LEASEBACK TRANSACTIONS.................35

         SECTION 4.11.  LIMITATION ON ASSET SALES.................................35

         SECTION 4.12.  REPURCHASE OF NOTES UPON A CHANGE OF CONTROL..............36

         SECTION 4.13.  EXISTENCE.................................................36

         SECTION 4.15.  PAYMENT OF TAXES AND OTHER CLAIMS.........................36

         SECTION 4.15.  MAINTENANCE OF PROPERTIES AND INSURANCE...................37

         SECTION 4.16.  NOTICE OF DEFAULTS........................................37

         SECTION 4.17.  COMPLIANCE CERTIFICATES...................................37

         SECTION 4.18.  COMMISSION REPORTS AND REPORTS TO HOLDERS.................38

                                      iii

         SECTION 4.19.  WAIVER OF STAY, EXTENSION OR USURY LAWS...................38

         SECTION 4.20.  LIMITATION ON TRANSACTIONS WITH HELLMAN PERSONS...........39

ARTICLE FIVE  SUCCESSOR CORPORATION                                               39

         SECTION 5.01.  WHEN COMPANY MAY MERGE, ETC...............................39

         SECTION 5.02.  SUCCESSOR SUBSTITUTED.....................................40

ARTICLE SIX  DEFAULT AND REMEDIES                                                 40

         SECTION 6.01.  EVENTS OF DEFAULT.........................................40

         SECTION 6.02.  ACCELERATION..............................................42

         SECTION 6.03.  OTHER REMEDIES............................................42

         SECTION 6.04.  WAIVER OF PAST DEFAULTS...................................42

         SECTION 6.05.  CONTROL BY MAJORITY.......................................43

         SECTION 6.06.  LIMITATION ON SUITS.......................................43

         SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT......................43

         SECTION 6.08.  COLLECTION SUIT BY TRUSTEE................................43

         SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM..........................44

         SECTION 6.10.  PRIORITIES................................................44

         SECTION 6.11.  UNDERTAKING FOR COSTS.....................................44

         SECTION 6.12.  RESTORATION OF RIGHTS AND REMEDIES........................45

         SECTION 6.13.  RIGHT AND REMEDIES CUMULATIVE.............................45

         SECTION 6.14.  DELAY OR OMISSION NOT WAIVER..............................45

ARTICLE SEVEN  TRUSTEE                                                            45

         SECTION 7.01.  GENERAL...................................................45

         SECTION 7.02.  CERTAIN RIGHTS OF TRUSTEE.................................45

         SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE..............................47

         SECTION 7.04.  TRUSTEE'S DISCLAIMER......................................47


         SECTION 7.05.  NOTICE OF DEFAULT.........................................47

         SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.............................47

         SECTION 7.07.  COMPENSATION AND INDEMNITY................................47

         SECTION 7.08.  REPLACEMENT OF TRUSTEE....................................48

         SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC..........................49

         SECTION 7.10.  ELIGIBILITY...............................................49

         SECTION 7.11.  MONEY HELD IN TRUST.......................................50

ARTICLE EIGHT  DISCHARGE OF INDENTURE                                             50

         SECTION 8.01.  TERMINATION OF COMPANY'S OBLIGATIONS......................50

         SECTION 8.02.  DEFEASANCE AND DISCHARGE OF INDENTURE.....................50

         SECTION 8.03.  DEFEASANCE OF CERTAIN OBLIGATIONS.........................52

         SECTION 8.04.  APPLICATION OF TRUST MONEY; MISCELLANEOUS.................54

         SECTION 8.05.  REPAYMENT TO COMPANY......................................54

         SECTION 8.06.  REINSTATEMENT.............................................54

ARTICLE NINE  AMENDMENTS, SUPPLEMENTS AND WAIVERS                                 55

         SECTION 9.01.  WITHOUT CONSENT OF HOLDERS................................55

         SECTION 9.02.  WITH CONSENT OF HOLDERS...................................55

         SECTION 9.03.  REVOCATION AND EFFECT OF CONSENT..........................56

         SECTION 9.04.  NOTATION ON OR EXCHANGE OF NOTES..........................57

         SECTION 9.05.  TRUSTEE TO SIGN AMENDMENTS, ETC...........................57

         SECTION 9.06.  CONFORMITY WITH TRUST INDENTURE ACT.......................57

ARTICLE TEN  MISCELLANEOUS                                                        57

         SECTION 10.01. TRUST INDENTURE ACT OF 1939...............................57

         SECTION 10.02. NOTICES...................................................57

         SECTION 10.03. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT........58

                                       v

         SECTION 10.04. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.............59

         SECTION 10.05. RULES BY TRUSTEE, PAYING AGENT OR REGISTRAR...............59

         SECTION 10.06. PAYMENT DATE OTHER THAN A BUSINESS DAY....................59

         SECTION 10.07. GOVERNING LAW.............................................59

         SECTION 10.08. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.............59

         SECTION 10.09. NO RECOURSE AGAINST OTHERS................................60

         SECTION 10.10. SUCCESSORS................................................60

         SECTION 10.11. DUPLICATE ORIGINALS.......................................60

         SECTION 10.12. SEPARABILITY..............................................60

         SECTION 10.13. TABLE OF CONTENTS, HEADINGS, ETC..........................60

EXHIBIT A  Form of Note                                                           62

EXHIBIT A  Form of Note..........................................................A-1

         INDENTURE, dated as of ___________________, 2003, between ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation (the "Company"), and [_____________________], a[n] [________________], trustee (the "Trustee").

                                    RECITALS

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $[114,400,000 plus $22,222 for each day, if any, after January 1, 2004, until the Effective Date], as defined herein, in aggregate principal amount of the Company's 11% Senior Notes due 2009 (the "Notes") issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, valid obligations of the Company as hereinafter provided.



         The Notes will be issued in connection with the Joint Chapter 11 Plan of Reorganization (the "Plan") of the Company and certain of its United States subsidiaries approved by the United States Bankruptcy Court for the Northern District of Illinois, Eastern District on ___________, 2003. Each Note initially issued will constitute the consideration exchanged for a Class 3 Claim, and the aggregate principal amount of Notes will equal $[114,400,000 plus $22,222 for each day, if any, after January 1, 2004, until the Effective Date] in respect of the Allowed Class3 Claims under the Plan.


         This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                     AND THIS INDENTURE FURTHER WITNESSETH

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.

                                  ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01.  Definitions.

         "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

         "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating , the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04, any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and
(vi) all extraordinary gains and extraordinary losses (on an after-tax basis).

         "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to Section 4.18.

         "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means any Registrar, Co-Registrar, Paying Agent or authenticating agent.

         "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted

Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

         "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

         "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by Article Five; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under Section 4.04, (c) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy clause (B) of Section 4.11 or (d) any sale, transfer or other disposition of any equity security in Fiberstars, Inc. or Hexagram, Inc. held on the Effective Date or issued in respect of any such security held on the Effective Date.

         "Authenticating Agent" means any person engaged to authenticate the Notes in the stead of the Trustee pursuant to Section 2.02.

         "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under this Indenture.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

         "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

         "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease. "Commission" means the Securities and Exchange Commission Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

         "Change of Control" means such time as (i) (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and (b) such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than may then be voted by the Existing Stockholders on such date; or (ii) individuals who on the Effective Date (or within 120 days thereafter as contemplated by the Plan) constitute the Board of Directors (together with any new or successor directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors on the date of their election or nomination) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

         "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all series and classes of such common stock.

         "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

         "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President, Executive Vice President, Senior Vice President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

         "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or Asset Sales or Asset Dispositions), (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by
(B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

         "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

         "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

         "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at [_______________________].

         "Credit Facility" means the Credit Facility dated as of the Effective Date, among the Company and the lenders party thereto and any other lenders or borrowers from time to time party thereto, collateral documents, instruments and agreements executed in connection therewith and any amendments, supplements, substitutions, modifications, extensions, renewals, restatements, replacement, refinancings or refundings thereof.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

         "Default" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

         "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.11 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section 4.11 and Section 4.12.

         "Effective Date" means the date on which the Plan becomes effective and the Notes are originally issued under this Indenture.

         "Eligible Accounts Receivable" means at the time of reference thereto accounts receivable as set forth on the most recent consolidated balance sheet filed pursuant to

Section 4.18, less accounts receivable of Unrestricted Subsidiaries as of the date of such balance sheet.

         "Eligible Inventory" means at the time of reference thereto inventory as set forth on the most recent consolidated balance sheet filed pursuant to
Section 4.18, less inventory of Unrestricted Subsidiaries as of the date of such balance sheet.

         "Event of Default" has the meaning provided in Section 6.01.

         "Excess Proceeds" has the meaning provided in Section 4.11.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Executive Managers" at any time means the five individuals who were the most highly compensated officers or employees of the Company and its Subsidiaries, taken as a whole, for the most recently ended fiscal year of the Company, and each of whom were officers or employees of the Company or one or more Subsidiaries for at least seven consecutive months during such fiscal year.

         "Existing Stockholders" means (i) Saratoga Lighting Holdings LLC or any of of its Affiliates and (ii) any "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) that includes Saratoga Lighting Holdings LLC or any of its Affiliates, if Saratoga Lighting Holdings LLC or such Affiliates "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) Voting Stock representing a majority of the voting power of the Voting Stock owned by such group.

         "Fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

         "Foreign Subsidiaries" means Advanced Lighting Technologies Australia, Inc. and each Subsidiary of the Company incorporated or organized, as the case may be, outside of the United States of America.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Effective Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted to be amortized by Accounting Principles Board Opinion Nos. 16 and 17, as subsequently modified or amended, or the write-off of such amounts.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guaranteed Indebtedness" has the meaning provided in Section 4.07.

         "Holder" means the registered holder of any Note.

         "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all Capitalized Lease Obligations, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and
(viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

         "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

         "Interest Coverage Ratio" means, on any Transaction Date, the ratio of
(i) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission pursuant to Section 4.18 (the "Four Quarter Period") to (ii) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available, as determined by the Company.

         "Interest Payment Date" means each semiannual interest payment date on March 31 and September 30 of each year, commencing on the first such date to occur after the Effective Date, for so long as any Note remains Outstanding.

         "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

         "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include
(i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and
(ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of Section 4.06; provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

         "Investment Grade Securities" means debt securities or debt instruments with (A) a final maturity no later than one year after date of acquisition thereof and (B) a rating of BBB + or higher by S&P or Baal or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating by S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

         "Management Services Agreement" means the Management Services Agreement between the Company and Saratoga Management Company, LLC, dated as of the Effective Date, and any other agreement for services of the nature contemplated by the Management Services Agreement between the Company and Saratoga Management Company, LLC, or any Affiliate of Saratoga Management Company, LLC.

         "Maturity", with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase, notice of option to elect repayment or otherwise, and includes any Redemption Date and Payment Date.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations have recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations have recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Non-U.S. Person" means a person who is not a "U.S. person" (as defined in Regulation S).

         "Notes" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include the Notes initially issued on or as of the Effective Date, and any other Notes issued after the Effective Date under this Indenture. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

         "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee for delivery to each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof; and (viii) if any Note contains a CUSIP, CINS or ISN number, no representation is being made as to the correctness of such number either as printed on any Note or as contained in the Offer and that the Holder should rely only on the other identification numbers printed on the Notes. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis (with any rounding determined by the Company to be reasonable) Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof (with any rounding determined by the Company to be reasonable). The Company shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

         "Officer" means, with respect to the Company, (i) the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Executive Vice President, the Senior Vice President, any Vice President or the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

         "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof or two officers listed in clause (i) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

         "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, that meets the requirements of Section 10.04 hereof. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

         "Outstanding", when used with respect to any Note, means, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except:

                  (a) any such Note theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (b) any such Note for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto (other than pursuant to Section 8.02 and 8.03) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated and in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (c) any such Note with respect to which the Company has effected defeasance pursuant to the terms hereof, except to the extent provided in Article Eight; and

                  (d) any such Note which has been paid pursuant to Section 2.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Note is held by a bona fide purchaser in whose hands such Note is a valid obligation of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Notes for quorum purposes or for purposes of making calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

         "Paying Agent" has the meaning provided in Section 2.03, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

         "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) stock, obligations or securities received in satisfaction of judgments; (v) an Investment in any Person consisting solely of the transfer to such Person of an Investment in another Person that is not a Restricted Subsidiary; (vi) Investment Grade Securities; (vii) Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates; (viii) Investments, not to exceed $30 million at any one time outstanding (and for purposes of this clause (viii) an Investment shall be deemed to be outstanding only if the Investment was made on or after the Effective Date and the amount outstanding shall be deemed to be in the amount of the excess (but not, in any event, less than zero) of the amount of such Investment on the date or dates made, less the return of capital to the Company and its Restricted Subsidiaries with respect to such Investment); (ix) Investments, to the extent the consideration therefor consists of Capital Stock (other than Disqualified Stock) of the Company or net cash proceeds from the sale of such Capital Stock, if such Capital Stock was issued or sold within 90 days of the making of such Investment; and (x) extensions of credit to customers and suppliers in the ordinary course of business.

         "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the, performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Effective Date; provided that
(a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03, to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or to refinance Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;
(vii) licenses, leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;
(ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;
(xii) Liens in favor of the Company or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Effective Date; (xviii) Liens on or sales of receivables; (xix) liens existing on the Effective Date; and (xx) Liens securing the Notes.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means the Joint Chapter 11 Plan of Reorganization of the Company and certain of its United States Subsidiaries as defined in the recitals hereof.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

         "Principal" of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

         "Public Equity Offering" means an underwritten public offering of Common Stock by the Company pursuant to an effective registration statement under the Securities Act.

         "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price" means, when used with respect to any Note to be redeemed, the price at which such Note is to be redeemed pursuant to this Indenture.

         "Registrar" has the meaning provided in Section 2.03.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding the related Interest Payment Date.

         "Responsible Officer", when used with respect to the Trustee, means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee in its Corporate Trust Department customarily performing functions similar to those performed by any of the above-designated officers and in each case having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture

         "Restricted Payments" has the meaning provided in Section 4.04.

         "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "Securities Act" mean the Securities Act of 1933, as amended.

         "Security Register" has the meaning provided in Section 2.03.

         "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year, as determined by the Company.

         "S&P" means Standard & Poor's Ratings Service and its successors.

         "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

         "Subsidiary Guarantee" has the meaning provided in Section 4.07.

         "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-l" (or higher) according to S&P, (v) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least BBB+ by S&P or Baal by Moody's and (vi) time deposit accounts, certificates of deposits and money market deposits aggregating no more than $10 million at any one time outstanding, issued by one of the five largest (based on assets on the most recent December 31 for which data is available) banks organized under the laws of the country in which the Foreign Subsidiary marking the deposit referred to above is organized, if such bank is not under material government intervention.

         "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06; provided that in the event the Trust Indenture Act of 1939 is amended after the Effective Date, "TIA" or "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

         "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services, in each case required to be paid within one year.

         "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

         "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

         "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04; and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.03 and Section
4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (x) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (y) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

         "Voting Stock" means with respect to any Person, Capital Stock of any class or kind having the power to vote for the election of directors, managers or other voting members of the governing body of such Person (not including, however, any Capital Stock having such right to vote only upon the happening of certain events or under limited circumstances).

         "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

         SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security holder" means a Holder or a Noteholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Company or any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

                  (i)      a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as defined in Section 1.01;

                  (iii)    "or" is not exclusive;

                  (iv) words in the singular include the plural, and words in the plural include the singular;

                  (v) provisions apply to successive events and transactions;

                  (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

                  (viii) all references to Sections, Articles or Exhibits refer to Sections, Articles or Exhibits of this Indenture unless otherwise indicated.

                                  ARTICLE TWO
                                   THE NOTES

         SECTION 2.01. Form and Dating. The Notes and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

         The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities depositary or of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

         SECTION 2.02. Execution, Authentication and Denominations. Subject to Article Four and applicable law, the aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $[114,400,000 plus $22,222 for each day, if any, after January 1, 2004, until the Effective Date]. The Notes shall be executed by two Officers of the Company. The signature of these Officers on the Notes may be by facsimile or manual signature in the name and on behalf of the Company.

         If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

         A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Notes in the aggregate principal amount specified in such Company Order; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

         The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

         The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple of $1,000 in excess thereof.

         SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "Security Register"). The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and one or more additional Paying Agents.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

         The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Notes held by each Holder.

         SECTION 2.04. Paying Agent to Hold Money in Trust. Not later than 10:00 a.m. (New York City time) each due date of the principal, Redemption Price of and interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, Redemption Price, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, Redemption Price, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, Redemption Price, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, Redemption Price, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

         SECTION 2.05. Transfer and Exchange. The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient) to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.08, 3.08 or 9.04).

         The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         SECTION 2.06. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of this paragraph and the second paragraph of
Section 2.07 are met. An indemnity bond may be required to be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a
Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

         Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

         SECTION 2.07. Outstanding Notes. Notes Outstanding at any time are all Notes that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section
2.07 as not outstanding.

         If a Note is replaced or paid pursuant to Section 2.06, it ceases to be Outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced or paid Note is held by a bona fide purchaser.

         If the Paying Agent (other than the Company or an Affiliate of the Company) holds at the Maturity thereof money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be Outstanding and interest on them shall cease to accrue.

         SECTION 2.08. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

         SECTION 2.09. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedure. Except as expressly permitted by this Indenture, the Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

         SECTION 2.10. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP", "CINS" or "ISIN" numbers (if then generally in use), and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in "CUSIP", "CINS" or "ISIN" numbers for the Notes.

         SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.11 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

                                 ARTICLE THREE
                                   REDEMPTION

         SECTION 3.01. Right of Redemption. The Notes shall be redeemable, at the Company's option, in whole or in part, at any time or from time to time prior to Maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address, as it appears in the Security Register, at the Redemption Price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date).

         SECTION 3.02. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed and the clause of this Indenture pursuant to which redemption shall occur.

         SECTION 3.03. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Note of $1,000 in principal amount or less shall be redeemed in part.

         The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Notes that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

         SECTION 3.04. Notice of Redemption. With respect to any redemption of Notes pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed.

         The notice shall identify the Notes (including CUSIP, CINS or ISIN number(s), as applicable) to be redeemed and shall state:

                  (i)      the Redemption Date;

                  (ii)     the Redemption Price and any accrued
         interest then due and payable;

                  (iii)    the name and address of the Paying Agent;

                  (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

                  (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

                  (vi) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued; and

                  (vii) that, if any Note contains a CUSIP, CINS or ISIN number as provided in Section 2.10, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

         At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption pursuant to Section 3.01 in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

         SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

         Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

         SECTION 3.06. Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time, any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.04) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

         SECTION 3.07. Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

         SECTION 3.08. Notes Redeemed in Part. Upon surrender of any Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note.

                                  ARTICLE FOUR
                                   COVENANTS

         SECTION 4.01. Payment of Notes. The Company shall pay the principal of, Redemption Prices of, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, Redemption Price or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, Redemption Price, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of
Section 2.04. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent for the Notes.

         The Company shall pay interest on overdue principal and Redemption Price, to the extent lawful, at the rate per annum specified in the Notes.

         SECTION 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in accordance with Section 2.03.

         SECTION 4.03. Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and Indebtedness existing on the Effective
Date); provided that the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 2.5:1.

         Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

                  (i) Indebtedness of the Company and any Restricted Subsidiary under the Credit Facility or any other agreement in an aggregate principal amount outstanding at any time not to exceed the greater of
         (y) $50 million or (z) a principal amount not to exceed at any time the sum of (1) 80% of Eligible Accounts Receivable and (2) 60% of Eligible Inventory, less any amount of such Indebtedness permanently repaid as provided under Section 4.11;

                  (ii) Indebtedness owed (A) to the Company evidenced by an unsubordinated promissory note or (B) to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

                  (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes and any other Indebtedness of the Company to which the same is also made subordinate in right of payment at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause
         (iii);

                  (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (x) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and not for speculation and (y) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnifies and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the

         Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such purpose acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

                  (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes in accordance with Article Eight;

                  (vi) Guarantees of the Notes and Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by Section 4.07;

                  (vii) Indebtedness of Foreign Subsidiaries in an aggregate principal amount outstanding at any time not to exceed $5 million;

                  (viii) Acquired Indebtedness, provided that, pro forma for the transactions in which such Acquired Indebtedness is Incurred, the Interest Coverage Ratio would be no less than 2.5:1; and

                  (ix) Indebtedness of the Company (in addition to Indebtedness permitted under clauses (i) through (viii) above) in an aggregate principal amount outstanding at any time not to exceed $5 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.11.

         (b) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

         (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (i) Indebtedness Incurred under the Credit Facility on or prior to the Effective Date shall be treated as Incurred pursuant to clause
(i) of the second paragraph of subsection (a) of this Section 4.03, (ii) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (iii) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.09 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause (i) of the preceding sentence), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

         SECTION 4.04. Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly,
(i) declare or pay any dividend or make distribution on or with to its Capital Stock (other than (x) dividends any respect or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of to payment the Notes or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) except in the case of an Investment, the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03 or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution; provided that Restricted Payments, to the extent made solely in Capital Stock other than Disqualified Stock, shall for purposes of this clause (C) be deemed to be in an amount equal to zero) made after the Effective Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Effective Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to Section 4.18 plus (2) the aggregate Net Cash Proceeds received by the Company after the Effective Date from the issuance and sale permitted by this Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture of Indebtedness of the Company for cash subsequent to the Effective Date upon the conversion of such indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus (3) an amount equal to the net reduction in outstanding Investments (other than reductions in outstanding Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other payments transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such

Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary plus (4) $2 million. The amount of any Investment "outstanding" at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital to the Company and its Restricted Subsidiaries with respect to such Investment (up to the amount of such Investment on the date made). Notwithstanding anything herein to the contrary, Investments made through the transfer of equipment shall be valued at the book value at the time of Investment with respect to such equipment.

         (b) The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including Redemption Price, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of Section 4.03(a); (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Article Five; or (vi) payment of (a) amounts necessary to pay taxes, in an amount not to exceed the amount of taxes that the Company and its Subsidiaries would pay on a stand-alone basis, plus, unless an Event of Default shall have occurred and be continuing, (b) amounts payable in respect of the Management Services Agreement.

         (c) Each Restricted Payment permitted pursuant to paragraph (b) of this
Section 4.04 (other than the Restricted Payment referred to in clause (ii) thereof and an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and (iv) thereof, shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.04 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 4.04 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

         SECTION 4.05. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

         The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Effective Date in the Credit Facility, this Indenture or any other agreements in effect on the Effective Date or contemplated by the Plan, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this Section 4.05, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any indebtedness and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; (vi) encumbrances or restrictions relating solely to Foreign Subsidiaries that support Indebtedness Incurred under clause (ix) of the second paragraph of paragraph (a) of Section 4.03; or (vii) existing with respect to any Unrestricted Subsidiary at the time it is designated or deemed to become a Restricted Subsidiary. Nothing contained in this Section 4.05 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 4.09 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

         SECTION 4.06. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary to, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.04 if made on the date of such issuance or sale; (iv) and the issuance or sale of Common Stock of any Restricted Subsidiaries if the proceeds thereof are applied in accordance with Section 4.11.

         SECTION 4.07. Limitation on Issuances of Guarantees by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Notes ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary (x) that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (y) of the Indebtedness Incurred under the Credit Facility. If the Guaranteed Indebtedness is (A) pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

         Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each other Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

         SECTION 4.08. Limitation on Transactions with Shareholders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder other than an entity that is an Affiliate solely by reason of being a Subsidiary of the Company) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate of the Company. If an Event of Default shall have occurred and be continuing , none of the Company or any Restricted Subsidiary shall make any payments with respect the Management Services Agreement.

         Except with respect to the prohibition on payments with respect to the Management Services Agreement during the pendency of an Event of Default, the foregoing limitations do not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or
(B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized firm having expertise in the specific area which is the subject of such determination stating that the transaction is fair to the Company or its Restricted Subsidiaries from a financial point of view; (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (v) any Restricted Payments not prohibited under Section 4.04, (vi) the Management Services Agreement or any payments made (unless an Event of Default shall have occurred and be continuing at the time of such payment) pursuant thereto or
(vii) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or incentive plans approved by the Board of Directors. Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section 4.08 and not covered by clauses (ii) through (vii) of this paragraph, the aggregate amount of which (until after the Stated Maturity of the Notes) exceeds $1 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

         SECTION 4.09. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under this Indenture to be secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes or any Note Guaranty, prior to) the obligation or liability secured by such Lien for so long as such obligations are so secured.

         The foregoing limitation does not apply to (i) Liens existing on the Effective Date, including Liens securing obligations under the Credit Facility;
(ii) Liens granted after the Effective Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;
(iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under the second paragraph of Section 4.03; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (v) Liens on any property or assets of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary permitted under Section 4.03; or (vi) Permitted Liens.

         SECTION 4.10. Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

         The foregoing restriction does not apply to any sale-leaseback transaction if the Company complies with Section 4.11 in respect of such transaction and (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; (iv) the transaction would result in the Incurrence of Indebtedness by a Restricted Subsidiary permitted pursuant to
Section 4.03 and 4.09; or (v) the Company or such Restricted Subsidiary, within 6 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of Section 4.11.

         SECTION 4.11. Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless
(i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of, as determined in good faith by the Board of Directors, and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Effective Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission pursuant to Section 4.18), then the Company shall or shall cause the relevant Restricted Subsidiary to (ii) within six months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company, or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to Section 4.07 or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within six months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the 6-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section 4.11. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 6-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

         Notwithstanding the foregoing, to the extent that any or all of the Net Cash Proceeds of any Asset Sale of assets based outside the United States are prohibited or delayed by applicable local law from being repatriated to the United States and such Net Cash Proceeds are not actually applied in accordance with the foregoing paragraphs, the Company shall not be required to apply the portion of such Net Cash Proceeds so affected but may permit the applicable Restricted Subsidiaries to retain such portion of the Net Cash Proceeds so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation) and once such repatriation of any such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be applied in the manner set forth in this covenant as if the Asset Sale had occurred on such date; provided that to the extent that the Company has determined in good faith that repatriation of any or all of the Net Cash Proceeds of such Asset Sale would have a material adverse tax cost consequence, the Net Cash Proceeds so affective may be retained by the applicable Restricted Subsidiary for so long as such material adverse tax cost event would continue.

         If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 4.11 totals at least $10 million, the Company shall commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes, plus, in each case, accrued interest (if any) to the Payment Date.

         SECTION 4.12. Repurchase of Notes upon a Change of Control. The Company shall commence, within 30 days after the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest, if any, to the Payment Date.

         SECTION 4.13. Existence. Subject to Article Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Restricted Subsidiary and the material rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each such Restricted Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and provided further that this Section 4.12 does not prohibit any transaction otherwise permitted pursuant to Section 4.11.

         SECTION 4.14. Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of its Restricted Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Restricted Subsidiary, (b) the income or profits of any such Restricted Subsidiary which is a corporation or

(c) the property of the Company or any such Restricted Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Restricted Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

         SECTION 4.15. Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.15 shall prevent the Company or any such Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

         The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or any such Restricted Subsidiary, as the case may be, is then conducting business.

         SECTION 4.16. Notice of Defaults. In the event that any Officer becomes aware of any Default or Event of Default, the Company, promptly after it becomes aware thereof, will give written notice thereof to a Responsible Officer of the Trustee.

         SECTION 4.17. Compliance Certificates. (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal quarter (120 days after the end of the last fiscal quarter of each year), an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. In the case of the Officers' Certificate delivered within 120 days after the end of the Company's fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.17, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the Officers of the Company signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.17(a) shall be for the first fiscal quarter beginning after the execution of this Indenture.

         (b) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, beginning with the fiscal year in which this Indenture was executed, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters,
(ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.16 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

         SECTION 4.18. Commission Reports and Reports to Holders. Whether or not the Company is required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and information within 15 days after the date it files such reports and information with the Commission or after the date it would have been required to file such reports add information with the Commission had it been subject to such sections of the Exchange Act; provided, however, that the copies of such reports and information mailed to Holders may omit exhibits, which the Company will supply to any Holder at such Holder's request.

         The Company shall supply to the Trustee and each Holder as soon as available and in any event not later than 105 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, in each case prepared in accordance with GAAP.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 4.19. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, Redemption Price or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 4.20. Limitation on Transactions with Hellman Persons. In addition to the restrictions set forth in Section 4.08, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, employ any Hellman Person or enter into, renew, extend or suffer to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with or by any Hellman Person.

         The foregoing limitation does not limit and shall not apply to (i) the employment and the payment to Wayne R. Hellman of salary, bonuses and other benefits in accordance with an employment agreement between the Company and Wayne R. Hellman that has been unanimously approved by members of the Board of Directors who are not Executive Managers, (ii) the employment of any Hellman Person currently employed by the Company or any Restricted Subsidiary, (iii) transactions with Aldrich-APL LLC, (iv) transactions to acquire any interest in Aldrich-APL LLC which have been unanimously approved by members of the Board of Directors who are not Executive Managers, or (v) any other transaction involving a Hellman Person which has been unanimously approved by members of the Board of Directors who are not Executive Managers.

         "Hellman Persons" shall mean (i) Wayne R. Hellman, his Affiliates, his spouse and any former spouses, his parents, his siblings, his children and in-laws, (ii) any trust established for the benefit of any of the foregoing,
(iii) any Person in which, to the knowledge of the Company or any of its Restricted Subsidiaries, any of the foregoing beneficially owns more than a 1% equity interest, and (iv) any individual whom is known by the Company or any of its Restricted Subsidiaries to have a personal relationship with Wayne R. Hellman and all Affiliates of such an individual that are known by the Company and its Restricted Subsidiaries.



                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

         SECTION 5.01. When Company May Merge, Etc. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under this Indenture;
(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03; provided that this clause (iv) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of the Company if all Liens and Indebtedness of the Company or any Person becoming the successor obligor on the Notes, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would, if Incurred at such time, have been permitted to be Incurred (and all such Liens and Indebtedness, other than Liens and Indebtedness of the Company and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of this Indenture; and (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

         SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the Company shall not be released from its obligation to pay the principal of, Redemption Price or interest on the Notes in the case of a lease of all or substantially all of its property and assets.

                                  ARTICLE SIX
                              DEFAULT AND REMEDIES

         SECTION 6.01. Events of Default. Any of the following events shall constitute an "Event of Default" hereunder:

                  (a) the Company defaults in the payment of the principal of (or Redemption Price of) any Note when the same becomes due and payable at its Maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

                  (b) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

                  (c) the Company defaults in the performance of, or breaches the provisions of, Article Five or fails to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section 4.12;

                  (d) the Company defaults in the performance of or breaches any covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above), and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes then Outstanding;

                  (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $7.5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness exists on the Effective Date or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

                  (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $7.5 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $7.5 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,
         (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,
         (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any

         Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

         SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs with respect to the Company, the principal of, and accrued interest on the Notes then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         The Holders of at least a majority in principal amount of the Outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, Redemption Price, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and
(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

         SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, and at the direction of the Holders of at least a majority in principal amount of the Outstanding Notes shall, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, Redemption Price, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

         SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02(b), the Holders of at least a majority in principal amount of the Outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, Redemption Price, or interest on any Note as specified in clause
(a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

         SECTION 6.06.  Limitation on Suits. Except as otherwise required by
Section 6.07(a),a Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (i) the Holder has previously given the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount of Outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer (and if requested provide) the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense to be incurred in compliance with such request;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the Outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

         For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of Outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

         SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, Redemption Price, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a), (b) or (c), of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, Redemption Price, and accrued interest remaining unpaid, together with interest on overdue principal, Redemption Price, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding

         SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                  First: to the Trustee for all amounts due under Section 7.07;

                  Second: to Holders for amounts then due and unpaid for principal of, Redemption Price, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, Redemption Price, and interest, respectively; and

                  Third: to the Company or as a court of competent jurisdiction may direct.

         The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the Outstanding Notes.

         SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 6.13. Right and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                 ARTICLE SEVEN
                                     TRUSTEE

         SECTION 7.01. General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

         SECTION 7.02. Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

                  (i) the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person;

                  (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 10.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance, on such certificate or opinion;

                  (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

                  (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

                  (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute gross negligence or bad faith;

                  (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

                  (viii) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; and

                  (ix) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the

         Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

                  (x) the Trustee shall not be liable for any action take, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

                  (xi) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

         SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

         SECTION 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder, (ii) shall not be accountable for the Company's use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its Certificate of authentication.

         SECTION 7.05. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, Redemption Price, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

         SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2004, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such May 15, if required by TIA Section 313(a).

         A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities are listed in accordance-with TIA Section 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.

         SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing for its services hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by the Trustee without gross negligence or bad faith on its part. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss, damage, claim or liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred by it without gross negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its Officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless the Company is materially prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. Unless otherwise set forth herein, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, Redemption Price, and interest on particular Notes.

         If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

         The provisions of this Section 7.07 shall survive the termination of this Indenture and resignation or removal of the Trustee.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

         SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if:
(i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall upon payment of its charge hereunder transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         If the Trustee is no longer eligible under Section 7.10 or shall fail to comply with TIA Section 310(b), any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein, provided such corporation shall be otherwise qualified and eligible under this Article.

         SECTION 7.10. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition that is subject to supervision or examination by federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect specified in this Article.

         SECTION 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

                                 ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

         SECTION 8.01. Termination of Company's Obligations. Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Notes and this Indenture if:

                  (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

                  (ii) (A) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

         With respect to the foregoing clause (i), the Company's obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.11, 4.01,
4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Notes are no longer Outstanding. Thereafter, only the Company's obligations in Sections 7.07,
8.05 and 8.06 shall survive such satisfaction and discharge. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

         SECTION 8.02. Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (A) of this
Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:

                  (A) with reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, Redemption Price, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, Redemption Price, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or
         (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, Redemption Price, and accrued interest on the outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, Redemption Price, and interest with respect to the Notes;

                  (B) the Company has delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred which Opinion of Counsel shall be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Effective Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and that after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

                  (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (D) if the Notes are then listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

                  (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

         Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (B)(2) of this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.11, 4.01,
4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Notes are no longer Outstanding. Thereafter, only the Company's obligations in Sections 7.07,
8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (B)(1) of this Section
8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

         After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

         SECTION 8.03. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in clauses (iii) and
(iv) of Section 5.01 and Sections 4.03 through 4.11 and clause (c) of Section
6.01 with respect to clauses (iii) and (iv) of Section 5.01, clause (d) of
Section 6.01 with respect to Sections 4.01, 4.02 and 4.12 through 4.19 and clauses (e) and (f) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the Outstanding Notes if:

                  (i) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, Redemption Price, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest, Redemption Price, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or
         (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized form of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, Redemption Price, and interest on the Outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, Redemption Price, and interest with respect to the Notes;

                  (ii) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute) and
         (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) the Trustee, for the benefit of the Holders, has a valid first-priority security interest in the trust funds;

                  (iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (iv) if the Notes are then listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

         SECTION 8.04.  Application of Trust Money; Miscellaneous. Subject to
Section 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, Redemption Price, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01, 8.02 or 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes and which shall be deducted from the amount to be received by the Holders of Outstanding Notes.

         SECTION 8.05.  Repayment to Company. Subject to Sections 7.07, 8.01,
8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, Redemption Price, or interest that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in The City of New York and, or may, at the expense of the Company, mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, Redemption Price, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.01. Without Consent of Holders. The Company, when authorized by a resolution of its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

                  (1) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, adversely affect the interests of the Holders in any material respect;

                  (2) to comply with Article Five;

                  (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

                  (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

                  (5) to make any change that, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

         SECTION 9.02. With Consent of Holders. (a) Subject to Sections 6.04 and 6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the Notes then outstanding, and the Holders of a majority in principal amount of the Notes then Outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture and the Notes.

         (b) Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

                  (i) reduce the principal amount of or change the Stated Maturity or any installment of principal of any Note;

                  (ii) reduce the rate of or change the Stated Maturity of any interest payment on any Note;

                  (iii) change any place or currency of payment of principal of, Redemption Price, or interest on, any Note;

                  (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date) on any Note;

                  (v) reduce the percentage or principal amount of Outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture or to waive compliance with certain provisions of or certain Defaults under this Indenture;

                  (vi) waive a default in the payment of principal of, Redemption Price, or interest on, any Note; or

                  (vii) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

         ( c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the Outstanding Notes.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in the second paragraph of
Section 9.02. In case of an amendment or waiver of the type described in the second paragraph of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

         SECTION 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee. At the Company's expense, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.

         SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall provided with, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that it will be valid and binding upon the Company. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

                                  ARTICLE TEN
                                 MISCELLANEOUS


         SECTION 10.01. Trust Indenture Act of 1939. This Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

         SECTION 10.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person, mailed by first-class mail or sent by telecopier transmission addressed as follows:

                  if to the Company:
                  -----------------

                                    Advanced Lighting Technologies, Inc.
                                    32000 Aurora Road
                                    Solon, OH 44139
                                    Telecopier No.:  (440) 542-4325
                                    Attention: Chief Financial Officer

                  if to the Trustee:
                  -----------------

                 [____________________]

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder shall be mailed to it at its address as it appears on the Security Register by first-class mail and shall be sufficiently given to him if so mailed within the time prescribed. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

         Failure to transmit a notice or communication to a Holder as provided herein or any defect in any such notice or communication shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 10.02, it is duly given, whether or not the addressee receives it.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 10.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

         SECTION 10.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

                  (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         SECTION 10.05. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 10.06. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of Maturity of any Note shall not be a Business Day, then payment of principal of, Redemption Price, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of Maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of Maturity, as the case may be.

         SECTION 10.07. Governing Law. This Indenture and the Notes shall be governed by the laws of the State of New York excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

         SECTION 10.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any

Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 10.09. No Recourse Against Others. No recourse for the payment of the principal of, Redemption Price, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

         SECTION 10.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 10.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 10.12. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not ha any way be affected or impaired thereby.

         SECTION 10.13. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify, or restrict any of the terms and provisions hereof.

                                   SIGNATURES


                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                             ADVANCED LIGHTING TECHNOLOGIES, INC.



                             By:
                                -------------------------------------------
                                  Name: Wayne R. Hellman
                                  Title: President, Chief Executive Office
                                  and Chairman of the Board of
                                  Directors

                                -------------------------------------------


                             By:
                                -------------------------------------------
                                  Name:
                                  Title:

                                                                       EXHIBIT A
                                                                       ---------



                                 [FACE OF NOTE]

                      ADVANCED LIGHTING TECHNOLOGIES, INC.

                            11% Senior Notes due 2009

                                       [CUSIP] [CINS] [ISIN] [_________________]

No. __________                                               $_________________

         ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _____________, or its registered assigns, the principal sum of __________________ ($___________) on March 31, 2009.

         Interest Payment Dates: March 31 and September 30, commencing March 31, 2004.

         Regular Record Dates: March 15 and September 15.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                      ADVANCED LIGHTING TECHNOLOGIES, INC.



                                      By:_______________________________________
                                             Name:
                                             Title:

                                      By:_______________________________________
                                             Name:
                                             Title:

                    (Trustee's Certificate of Authentication)

This is one of the 11% Senior Notes due 2009 described in the within-mentioned Indenture.



Date:  ________, 2003                   [__________________]
                                                 as Trustee



                                        By:____________________________________
                                              Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                      ADVANCED LIGHTING TECHNOLOGIES, INC.

                            11% Senior Note due 2009

1.       Principal and Interest.
         ----------------------

         The Company will pay the principal of this Note on March 31, 2009.

         The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

         Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [the later of (A) the Effective Date or (B) January 1, 2004]. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed based on a 30-day month.

         The Company shall pay interest on overdue principal and Redemption Price, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.

2.       Method of Payment.
         -----------------

         The Company will pay interest (except defaulted interest) on the principal amount of this Note as provided above on each March 31 and September 30, commencing [March 31], 2004 to the persons who are Holders (as reflected in the Security Register at the close of business on the March 15 or September 15 in each case whether or not a Business Day, immediately preceding the related Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after the Maturity hereof.

         The Company will pay principal, Redemption Price, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, Redemption Price, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.       Paying Agent and Registrar.
         ---------------------------

         Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.       Indenture Limitations.
         ---------------------

         The Company issued the Notes under an Indenture dated as of _____________, 2003 (the "Indenture"), between the Company and ________________, trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

         The Notes are general unsecured obligations of the Company.

         The Company may, subject to Article Four of the Indenture and applicable law, issue additional Notes under the Indenture.


5.       Optional Redemption.
         -------------------

         The Notes are redeemable, at the Company's option, in whole or in part, at any time or from time to time, prior to Maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address, as it appears in the Security Register, at the Redemption Price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date).

         Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.       Repurchase upon Change of Control.
         ---------------------------------

         Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Payment Date").


         A notice of such Change of Control will be mailed within 30 days, after any Change of Control occurs to each Holder at its last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the purchase price.


7.       Denominations: Transfer; Exchange.
         ----------------------------------

         The Notes are in registered form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.

8.       Persons Deemed Owners.
         ----------------------

         A Holder shall be treated as the owner of a Note for all purposes.

9.       Unclaimed Money.
         ---------------

         If money for the payment of principal, Redemption Price, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.      Discharge Prior to Maturity.
         ---------------------------

         If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, Redemption Price, and accrued interest on the Notes (a) to Maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain provisions thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11.      Amendment; Supplement; Waiver.
         ------------------------------

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then Outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

12.      Restrictive Covenants.
         ---------------------

         The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, issue Capital Stock of Restricted Subsidiaries, Guarantee Indebtedness of the Company, engage in transactions with Affiliates, suffer to exist or incur Liens, enter into sale-leaseback transactions, use the proceeds from Asset Sales, or merge, consolidate or transfer substantially all of its assets. Within 90 days after the end of each fiscal quarter (120 days after the end of the last fiscal quarter of each year), the Company shall deliver to the Trustee an Officers' Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.

13.      Successor Persons.
         -----------------

         When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.      Defaults and Remedies.
         ----------------------

         Any of the following events constitutes an "Event of Default" under the
Indenture: (a) default in the payment of principal of (or Redemption Price, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) default in the performance or breach of Article Five of the Indenture or the failure to make or consummate an Offer to Purchase in accordance with
Section 4.11 or Section 4.12 of the Indenture; (d) default in the performance of or breach of any covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above), and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding: (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness exists on the Effective Date or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

         If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee may, and at the direction of the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding shall, declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then Outstanding may direct the Trustee in its exercise of any trust or power.

15.      Trustee Dealings with the Company.
         ---------------------------------

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

16.      No Recourse Against Others.
         --------------------------

         No incorporator or any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17.      Authentication.
         ---------------

         This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

18.      Abbreviations.
         --------------

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to Advanced Lighting Technologies, Inc.,32000 Aurora Road, Solon, Ohio 44139; Attention: Chief Financial Officer.

19.      Governing Law.
         -------------

         The Indenture and this Note shall be governed by the laws of the State of New York excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

                            [FORM OF TRANSFER NOTICE]

         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------

_________________________________________________________________________
Please print or typewrite name and address including zip code of assignee

_________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.



Date:
     ----------------               -------------------------------------------

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have this Note purchased by the Company pursuant to
Section 4.11 or 4.12 of the Indenture, check the Box: [ X ]

         If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount:
$__________________________.


Date: _______________

Your Signature: ______________________________________________________________
             (Sign exactly as your name appears on the other side of this Note)

                           Signature Guarantee: ________________________________

                                   EXHIBIT 3
                 CREDITORS COMMITTEE'S LETTER OF RECOMMENDATION

DATE:                    October 30, 2003
--------------------------------------------------------------------------------
TO:                      All Unsecured Creditors of Venture Lighting
                         International, Inc., Advanced Lighting Technologies,
                         Inc., APL Engineered Materials, Inc., Ballastronix
                         (Delaware), Inc., Microsun Technologies, Inc., Lighting
                         Resources International, Inc., and ADLT Services, Inc.
                         (collectively, "ADLT" or the "Debtors")
--------------------------------------------------------------------------------
FROM:                    The Official Committee of Unsecured Creditors of ADLT
                         (the "Creditors' Committee")
--------------------------------------------------------------------------------
RE:                      Voting on Plan of Reorganization (the "Plan") proposed
                         by the Debtors and Saratoga Lighting Holdings LLC
                         ("Saratoga")
--------------------------------------------------------------------------------

The Creditors' Committee previously issued a letter, dated October 2, 2003, in which it urged you to vote to reject the Plan. After issuing its letter, the Creditors' Committee engaged in negotiations with the Debtors and Saratoga, and reached agreement with these parties on the terms of the treatment to be provided to Class 3 Old Note Claims under the Plan as described in the Supplement to Disclosure Statement. The settlement affects only the treatment of Class 3 Old Note Claims. Prior to the settlement, significant issues existed with respect to the principal amount, interest rate and maturity date to be applied to the New Notes. Under the settlement, the New Notes to be provided in exchange for the Old Notes will be issued in a principal amount of $114.4 million and will bear 11% interest until maturity in 2009. Given all of the circumstances extant in the Debtors' chapter 11 cases, the Creditors' Committee believes that the settlement achieves the greatest value for Class 3 Old Note Claims. The Committee also believes that the treatment provided to Classes 4 and 5 under the Plan is appropriate. AS A RESULT, THE CREDITORS' COMMITTEE RECOMMENDS THAT YOU VOTE TO ACCEPT THE PLAN AND CONSENT TO THE THIRD PARTY RELEASES SET FORTH IN SECTION 11.04(b) OF THE PLAN.

Ballots must be received on or before November 24, 2003. Should you have any questions regarding the information contained herein or in any of the materials distributed to you by ADLT, please contact Michael J. Sage or Kristopher M. Hansen at Stroock & Stroock & Lavan LLP, counsel to the Creditors' Committee, at 212-806-5400, Thane Carlston or Tom Carlson at Jefferies & Co., the financial advisor to the Creditors' Committee, at 212-284-2226, or Thomas Libassi at GSC Capital, the Chairman of the Creditors' Committee, at 973-437-1020.



                                                                      Exhibit 3

                                   EXHIBIT 4

                             FORM OF PRESS RELEASE

                        AGREEMENT REACHED WITH CREDITORS

                        IN ADVANCED LIGHTING BANKRUPTCY


     CLEVELAND, October 27, 2003 - Advanced Lighting Technologies, Inc., a leading lighting products manufacturer now in Chapter 11 bankruptcy proceedings, announced today that agreement has been reached with the Creditors' Committee and that the company's reorganization plan is now supported by all major constituents.

     The Creditors' Committee has asked in a letter to all unsecured creditors that they vote to accept the plan, the company said. The principal issue that has been resolved related to the amount, interest rate and maturity date on new notes to be issued to the holders of the company's outstanding senior notes.

     The company filed a motion with the bankruptcy court asking for approval of its agreement with the Creditors Committee. Once approved, a revised supplemental disclosure statement describing the changes that have been made will be circulated to interested parties. The company anticipates that voting on the plan will be completed in time for the December 8, 2003, confirmation hearing previously scheduled by the bankruptcy court.

     Advanced Lighting had filed the plan on October 3, 2003, in collaboration with Saratoga Partners. Saratoga, a New York-based private-equity investment firm, has said it will invest a total of $30 million in Advanced Lighting.

     ADLT designs, manufactures and markets metal halide lighting products, including materials, system components, systems and equipment. ADLT is the world leader in key dose materials for the metal halide and high-pressure sodium lighting products. The company generated approximately $150 million in revenue in fiscal 2003.


                                       19